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                                             Exhibit 10(d)(ii)

            CAPITAL AND LIQUIDITY SUPPORT AGREEMENT

     This CAPITAL AND LIQUIDITY SUPPORT AGREEMENT, is made and entered into as of the 29th day of May, 1997 by and among Eastern Enterprises ("Eastern "), a Massachusetts voluntary association, AllEnergy Marketing Company, Inc., ("AMCI"), a wholly owned subsidiary of Eastern, New England Electric System ("NEES"), a Massachusetts voluntary association, NEES Energy Inc., ("NEI"), a wholly owned subsidiary of NEES, and AllEnergy Marketing Company, L.L.C. ("AllEnergy"), a Massachusetts limited liability company.

                           WITNESSETH

     WHEREAS, AMCI and NEI each own fifty percent (50%) of the equity of AllEnergy; and

     WHEREAS, AllEnergy intends to incur "Fleet Debt" (as that term hereinafter is defined) for the purposes of carrying on its business; and

     WHEREAS, Eastern, AMCI, NEES, and NEI desire to take certain actions to support the financial condition of AllEnergy as hereinafter set forth in order to assure its ability to incur
Fleet Debt;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Stock Ownership. So long as there shall remain unpaid any Fleet Debt which AllEnergy may have incurred, each of AMCI and NEI shall own fifty percent (50%) of all the outstanding equity of AllEnergy; provided, however that, upon prior written notice to Fleet National Bank, each of AMCI and NEI may transfer some or all of its equity in AllEnergy to the other party. As used herein, the term "Fleet Debt" shall mean all obligations of AllEnergy for borrowed money and in respect of letters of credit issued for the account of AllEnergy, including but not limited to repayment of principal, accrued unpaid interest, fees, penalties, and other costs, pursuant to a promissory note and letter agreement, each dated May 1997, with Fleet National Bank, ("Fleet Credit Agreement") under which AllEnergy may borrow or request that Fleet National Bank issue its letter or letters of credit, which borrowings and/or letters of credit may not exceed Ten Million ($10,000.00) Dollars outstanding at any one time.

2. Maintenance of Net Worth. While any Fleet Debt is outstanding, each of AMCI and NEI, severally and not jointly, shall take all action necessary to ensure that the "Net Worth" (as that term hereinafter is defined) of AllEnergy is maintained at not less than One Dollar ($1.00). As used herein the term "Net Worth" shall mean the excess of assets over liabilities as determined in accordance with generally accepted accounting principles as used by the United States Financial Accounting Standards Board, as in effect from time to time, consistently applied.
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3.   Maintenance of Liquidity.  Each of AMCI and NEI, severally and not jointly, shall, from time to time, make contributions to AllEnergy of cash or other liquid assets sufficient to permit AllEnergy to pay and satisfy its Fleet Debt promptly following written notice from AllEnergy or Fleet National Bank to AMCI and NEI of any lack of AllEnergy's ability to satisfy such requirements on its own.

4. Payments by AMCI and NEI. In the event that AllEnergy's Net Worth is less than One Dollar ($1.00) (a "Net Worth Deficiency"), or in the event that AllEnergy does not have sufficient cash or other liquid assets to permit it to pay and satisfy the Fleet Debt as any such Fleet Debt becomes due (a "Liquidity Deficiency"), each of AMCI and NEI immediately shall, upon notice from AllEnergy or Fleet National Bank, pay to AllEnergy an amount equal to the product of (i) the amount of the Net Worth Deficiency or Liquidity Deficiency, as the case may be and (ii) their respective percentage ownership interests in the equity of AllEnergy provided, however, in no event shall the aggregate of percentage interests described in clause (ii) be less than 100% and provided further , however, AMCI and NEI may, in lieu of payment to AllEnergy, elect to directly payoff and retire all outstanding Fleet Debt and terminate the Fleet Credit Agreement in accordance with its terms.
     Eastern and NEES agree to, severally (as determined by the percentage ownership interest of their respective subsidiaries in AllEnergy which at all times shall equal 100% in the aggregate) and not jointly, provide the necessary funds to AMCI and NEI, respectively, to meet their payment commitments under sections 2, 3, and 4 hereof.

5. No Guarantee of Indebtedness. This Agreement is not, and nothing herein contained, and no action taken pursuant hereto by Eastern, AMCI, NEES, or NEI shall be construed as, or deemed to constitute, a direct or indirect guarantee by Eastern, AMCI, NEES, NEI, or any one or more of them, to any person or entity of the payment of Fleet Debt or any other indebtedness, or of any liability or obligation of any kind or character whatsoever of AllEnergy or any subsidiary of AllEnergy; provided, however, that AllEnergy may deliver copies of this Agreement to Fleet National Bank who shall be entitled to rely thereon in extending credit to AllEnergy under the Fleet Credit Agreement.

6. Waivers. None of the parties hereto shall be relieved of any of its obligations or duties hereunder due to the failure or delay on the part of AllEnergy in asserting or enforcing any of its rights, or in making any claims or demands, hereunder.

7. Amendments and Termination. This Agreement may be amended or modified at any time by the parties hereto; provided, however, that no such amendment or modification which adversely affects the holders of Fleet Debt outstanding at the time of execution thereof shall be binding on or in any manner become effective with respect to such Fleet Debt except with the prior written consent of the holders of not
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     less than a majority in principal amount of Fleet Debt at
     the time outstanding. This Agreement shall automatically terminate on the second anniversary of the date hereof and may be terminated by any party hereto upon 30 days prior written notice to the other parties; provided, however, that this Agreement shall not terminate until such time as all Fleet Debt outstanding on or prior to the date of the giving of notice of termination shall have been paid in full.

8. Successors. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and is also intended for the benefit of the holders from time to time of the Fleet Debt and, notwithstanding that such holders are not parties hereto, each such holder shall be entitled to the full benefits of this Agreement and to enforce the covenants and agreements contained therein.
     This Agreement is not intended for the benefit of any person other than the holders of Fleet Debt, and shall not confer or be deemed to confer upon other such person any benefits, rights or remedies hereunder.

9. Governing Law. This Agreement shall be governed by the Laws of The Commonwealth of Massachusetts.

10. Reference is hereby made to the declaration of trust establishing Eastern Enterprises (formerly Eastern Gas and Fuel Associates) dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration of trustees and not personally; and no trustee, shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

11. The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.
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     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered as an instrument under seal by their respective officers thereunto duly authorized as of the date and year first written above.


ALLENERGY MARKETING COMPANY, L.L.C.


By: s/Marcy L. Reed
Its: Vice President and Treasurer


EASTERN ENTERPRISES                NEW ENGLAND ELECTRIC SYSTEM


By:                                  By: s/Alfred D. Houston
Its:                                 Its: Executive Vice President


ALLENERGY MARKETING                  NEES ENERGY, INC.
 COMPANY, INC.


By:                                  By: s/John G. Cochrane
Its:                                 Its: Treasurer